                                                                     EXHIBIT 3.6

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                              MAJORCO SUB, L.P.,

                        A DELAWARE LIMITED PARTNERSHIP

                          dated as of March 28, 1995

                                     among

                                 MAJORCO, L.P.

                                      and

                                 MINORCO, L.P.

                               TABLE OF CONTENTS

SECTION 1.  THE PARTNERSHIP....................................................... 1

     1.1    Formation............................................................. 1
     1.2    Name.................................................................. 1
     1.3    Purpose............................................................... 1
     1.4    Principal Executive Office............................................ 1
     1.5    Term.................................................................. 2
     1.6    Filings; Agent for Service of Process................................. 2
     1.7    Title to Property..................................................... 2
     1.8    Payments of Individual Obligations.................................... 2
     1.9    Independent Activities................................................ 2
     1.10   Definitions........................................................... 3
     1.11   Terms Generally....................................................... 9

SECTION 2.  PARTNERS' CAPITAL CONTRIBUTIONS....................................... 9

     2.1    Partners' Original Capital Contributions.............................. 9
     2.2    Additional Capital Contributions...................................... 9
     2.3    Partnership Funds.................................................... 10
     2.4    Partnership Borrowings............................................... 10
     2.5    Other Matters........................................................ 10

SECTION 3.  ALLOCATIONS.......................................................... 10

     3.1    Profits.............................................................. 10
     3.2    Losses............................................................... 11
     3.3    Special Allocations.................................................. 11
     3.4    Curative Allocations................................................. 13
     3.5    Loss Limitation...................................................... 13
     3.6    Other Allocation Rules............................................... 13
     3.7    Tax Allocations:  Code Section 704(c)................................ 13

SECTION 4.  DISTRIBUTIONS........................................................ 14

     4.1    Available Cash....................................................... 14
     4.2    Amounts Withheld..................................................... 14

SECTION 5.  MANAGEMENT........................................................... 14

     5.1    Authority of the General Partner..................................... 14
     5.2    Delegation........................................................... 14
     5.3    Employees............................................................ 15

     5.4    Liability of Partners and Partnership Employees...................... 15
     5.5    Indemnification...................................................... 15
     5.6    Temporary Investments................................................ 16

SECTION 6.  ACCOUNTING, BOOKS AND RECORDS........................................ 16

     6.1    Accounting, Books and Records........................................ 16
     6.2    Reports.............................................................. 17
     6.3    Tax Returns and Information.......................................... 17

SECTION 7.  TRANSFERS OF INTERESTS............................................... 17

     7.1    Restriction on Transfers............................................. 17
     7.2    Prohibited Dispositions.............................................. 17

SECTION 8.  DISSOLUTION AND WINDING UP........................................... 17

     8.1    Liquidating Events................................................... 17
     8.2    Winding Up........................................................... 18
     8.3    Compliance With Certain Requirements of Regulations;
               Deficit Capital Accounts.......................................... 19
     8.4    Deemed Distribution and Recontribution............................... 19
     8.5    Rights of Partners................................................... 19

SECTION 9.  MISCELLANEOUS........................................................ 20

     9.1    Notices.............................................................. 20
     9.2    Binding Effect....................................................... 20
     9.3    Construction......................................................... 20
     9.4    Time................................................................. 20
     9.5    Table of Contents; Headings.......................................... 20
     9.6    Severability......................................................... 21
     9.7    Incorporation by Reference........................................... 21
     9.8    Further Action....................................................... 21
     9.9    Governing Law........................................................ 21
     9.10   Waiver of Action for Partition; No Bill For Partnership Accounting... 21
     9.11   Counterpart Execution................................................ 21
     9.12   Sole and Absolute Discretion......................................... 21
     9.13   Specific Performance................................................. 22
     9.14   Entire Agreement..................................................... 22
     9.15   Limitation on Rights of Others....................................... 22
     9.16   Waivers; Remedies.................................................... 22
     9.17   Jurisdiction; Consent to Service of Process.......................... 22
     9.18   Waiver of Jury Trial................................................. 23
     9.19   No Right of Set-Off.................................................. 23
     9.20   Amendment............................................................ 23

SCHEDULES

     Schedule 2.1        Original Capital Contributions; Notice Addresses

                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              MAJORCO SUB, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP
                        ------------------------------


     This AGREEMENT OF LIMITED PARTNERSHIP is entered into as of the 28th day of March, 1995, by and among MajorCo, L.P., a Delaware limited partnership ("MajorCo"), as the General Partner, and MinorCo, L.P., a Delaware limited partnership ("MinorCo"), as the Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:


                          SECTION 1.  THE PARTNERSHIP

     1.1  Formation.
          ---------

     The Partners hereby form the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions set forth in this Agreement.

     1.2  Name.
          ----

     The name of the Partnership shall be MajorCo Sub, L.P., and all business of the Partnership shall be conducted in such name or, in the discretion of the General Partner, under any other names (but excluding a name that includes the name of a partner of MajorCo unless such partner has consented thereto).

     1.3  Purpose.
          -------

          (a) Subject to, and upon the terms and conditions of this Agreement, the purposes of the Partnership shall be (i) to engage, through one or more Subsidiaries, in the provision of Wireless Exclusive Services and Non-Exclusive Services, (ii) to act as the general partner for WirelessCo, (iii) to make capital contributions to, and receive distributions from WirelessCo and (iv) to perform such activities in furtherance of the foregoing as may be determined to be necessary from time to time by the General Partner. The Partnership shall not engage in any other business without the prior written consent of all of the Partners.

          (b) The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes of the Partnership. Without limiting the generality of the foregoing, and subject to the terms of this Agreement, the Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out its purposes and conduct its business.

     1.4   Principal Executive Office.
           --------------------------

     The principal executive office of the Partnership shall be located in such place as determined by the General Partner, and the General Partner may change the location of the principal executive office of the Partnership to any other place within or without the State of Delaware upon ten (10) Business Days prior notice to each of the Partners, provided that such principal executive office
                                --------
shall be located in the United States. The General Partner may establish and maintain such additional offices and places of business of the Partnership, within or without the State of Delaware, as it deems appropriate.

     1.5  Term.
          ----

     The term of the Partnership shall commence on the date the certificate of limited partnership described in Section 17-201 of the Act (the "Certificate") is filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section 8.

     1.6  Filings; Agent for Service of Process.
          -------------------------------------

          (a) Promptly following the execution of this Agreement, the General Partner shall cause the Certificate to be filed in the office of the Secretary of State of Delaware in accordance with the Act. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. The Partners shall be provided with copies of each document filed or recorded as contemplated by this Section 1.6 promptly following the filing or recording thereof.

          (b) The General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

          (c) The registered agent for service of process on the Partnership shall be The Corporation Trust Company or any successor as appointed by the General Partner in accordance with the Act. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     1.7  Title to Property.
          -----------------

     No Partner shall have any ownership interest in its individual name or right in any real or personal property owned, directly or indirectly, by the Partnership, and each Partner's Interest shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership or its nominee and not in the name of any Partner.

     1.8  Payments of Individual Obligations.
          ----------------------------------

     The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be Transferred or encumbered for, or in payment of, any individual obligation of any Partner.

     1.9  Independent Activities.
          ----------------------

     Each Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as such Partner determines in its sole discretion may be necessary to manage and operate the Partnership to the extent contemplated by this Agreement, and each such Person, except as expressly provided herein, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

     1.10 Definitions.
          -----------

     Capitalized words and phrases used in this Agreement have the following meanings:

          "Accountants" shall have the meaning given such term in the MajorCo Agreement.

          "Act" means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. tit. 6, (S)(S) 17-101 to 17-1109.

          "Adjusted Capital Account Deficit" means, with respect to the Limited Partner, the deficit balance, if any, in the Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which the Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-
                           -  -                     -  -
1(b)(2)(ii)(d)(6) of the Regulations.
            -  -

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations
                                                        -
and shall be interpreted consistently therewith.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" or "Partnership Agreement" means this Agreement of Limited Partnership, including all Schedules hereto, as amended from time to time.

          "Allocation Year" means (i) the period commencing on the date of this Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Section 3.

          "Available Cash" means as of any date the cash of the Partnership as of such date less such portion thereof as the General Partner determines to reserve for Partnership expenses, capital contributions to WirelessCo, debt payments, capital improvements, replacements, and contingencies.

          "Business Day" means a day of the year on which banks are not required or authorized to close in the State of New York.

          "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

               (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any Partnership liabilities which are assumed by such Partner or secured by any Property distributed to such Partner as permitted by this Agreement.

               (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed or deemed to be distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section
3.3 or Section 3.4, and the amount of any liabilities of such Partner assumed by the Partnership or any Nonrecourse Liabilities of such Partner that are secured by any Property contributed by such Partner to the Partnership.

               (iii) In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

               (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) of this definition of "Capital Account," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed Property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is
                                                             --------
not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 8 upon the dissolution and winding up of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event
                  -
unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

          "Capital Contribution" means, with respect to any Partner, the amount of money and the Gross Asset Value at the time of contribution of any Property (other than money) contributed or deemed to be contributed to the Partnership with respect to the Interest held by such Partner. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of
                          -
any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).
                                                      -  -

          "Certificate" has the meaning set forth in Section 1.5.

          "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided
                                                                     --------
that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          "Dispose" (including its correlative meanings, "Disposed of", "Disposition" and "Disposed"), with respect to any Interest means to Transfer, pledge, hypothecate or otherwise dispose of such Interest, in whole or in part, voluntarily or involuntarily, except by operation of law in connection with a merger, consolidation or other business combination of the Partnership and except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, an Interest that is approved by the General Partner in connection with any financing obtained on behalf of the Partnership.

          "Fiscal Year" means (i) the period commencing on the date of this Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1, and ending on December 31, or (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Partners pursuant to Section 8.2.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "General Partner" means any Person who (i) is referred to as such in the preamble to this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not, at any given time, ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the agreement of the Partners; provided that the Gross Asset
                                                --------
Value of the Property contributed by the Partners as their Original Capital Contributions pursuant to Section 2.1 shall be the value of such Property as set forth in Schedule 2.1;

               (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their gross fair market value, as determined by the General Partner, as of the following times: (A) the acquisition of an Interest by any new Partner in exchange for more than a de minimis Capital Contribution; (B) the
                                        ----------
distribution by the Partnership to a Partner of more than a de minimis amount of
                                                            ----------
Property as consideration for an Interest; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

               (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the other Partner; and

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and subparagraph
                                                          -
(vi) of the definition of "Profits" and "Losses" and Section 3.3(g); provided,
                                                                     --------
however, that Gross Asset Values shall not be adjusted pursuant to this
- - -------
subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) hereof is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Interest" means, as to any Partner, all of the interests of such Partner in the Partnership, including any and all benefits to which the holder of an interest in the Partnership may be entitled as provided in this Agreement and under the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

          "Limited Partner" means any Person (i) who is referred to as such in the preamble to this Agreement or who has become a Limited Partner pursuant to the terms of this Agreement, and (ii) who, at any given time, holds an Interest. "Limited Partners" means all such Persons.

          "Liquidating Event" has the meaning set forth in Section 8.1.

          "MajorCo Agreement" means the Agreement of Limited Partnership of MajorCo, L.P., of even date herewith.

          "Non-Exclusive Services" has the meaning set forth in Schedule 1.10(b) to the MajorCo Agreement.

          "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "Original Capital Contribution" means, with respect to each Partner, the Capital Contribution to be made by such Partner pursuant to Section 2.1. In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Original Capital Contribution of the transferor to the extent it relates to the Transferred Interest.

          "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

          "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          "Partners" means all General Partners and all Limited Partners. "Partner" means any one of the Partners.

          "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

          "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          "Percentage Interest" means, with respect to any Partner as of any relevant date, the ratio (expressed as a percentage) of the sum of such Partner's Capital Contributions as of such date to the sum of the aggregate Capital Contributions of all Partners as of such date. Such Capital Contributions will be determined after giving effect to all Capital Contributions made prior to and on the date as of which the determination of Percentage Interests is made. In the event all or any portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Percentage Interest of the transferor to the extent it relates to the Transferred Interest.

          "Permitted Transfer" has the meaning set forth in Section 7.1.

          "Person" means any individual, partnership, corporation, trust, or other entity.

          "Preferred Return" means, with respect to the Limited Partner as of any date of determination, an amount equal to nine percent (9%) per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which such Preferred Return is being determined, cumulative to the extent not distributed for any given calendar quarter pursuant to Section 4.1 hereof, of the Limited Partner's Original Capital Contribution.

          "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

               (ii)   Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken
                                                  -
into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses," shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

               (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in
                                      -  -
determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii) Notwithstanding any other provision of this definition of "Profits" or "Losses," any items which are specially allocated pursuant to
Section 3.3 or Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in this definition of "Profits" and "Losses."

          "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

          "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

          "Regulatory Allocations" has the meaning set forth in Section 3.4.

          "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

          "Tax Matters Partner" has the meaning set forth in Section 6.3.

          "Transfer" means, as a noun, any sale, exchange assignment or transfer and, as a verb, to sell, exchange, assign or transfer.

          "WirelessCo" means WirelessCo, L.P., the Delaware limited partnership formed pursuant to that certain Agreement of Limited Partnership dated as of October 24, 1994, as amended and restated as of the date hereof to cause WirelessCo to become a Subsidiary of the Partnership.

          "Wireless Exclusive Services" has the meaning set forth in Schedule 1.10(b) to the MajorCo Agreement.

     1.11 Terms Generally.
          ---------------

     The definitions in Section 1.10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                  SECTION 2.  PARTNERS' CAPITAL CONTRIBUTIONS

     2.1  Partners' Original Capital Contributions.
          ----------------------------------------

     The Partners shall make their respective Original Capital Contributions as follows: (i) Simultaneously with the execution and delivery of this Agreement, MajorCo shall contribute its entire interest in WirelessCo to the Partnership as its Original Capital Contribution, which interest has a value equal to the Agreed Value (as such term is defined in the MajorCo Agreement) of the aggregate original capital contributions made to MajorCo as described in Section 2.2 of the MajorCo Agreement and (ii) not later than ten (10) Business Days following the execution and delivery of this Agreement, MinorCo shall make its Original Capital Contribution in cash by wire transfer of immediately available funds to the Partnership's bank account. The name, address and the Gross Asset Value of the Original Capital Contribution of each of the Partners is as set forth in
Schedule 2.1.

     2.2  Additional Capital Contributions.
          --------------------------------

     The General Partner shall make such additional Capital Contributions of cash and Property to the Partnership as it deems necessary; provided that the
                                                            --------
General Partner shall not be entitled to make additional Capital Contributions of Property (other than cash) to the Partnership without the prior written consent of the Limited Partner. The Limited Partner may not make any additional Capital Contributions without the prior written consent of the General Partner.

     2.3  Partnership Funds.
          -----------------

     The funds of the Partnership shall be deposited in such bank accounts or invested in such investments as shall be designated by the General Partner. Without the prior written consent of all of the Partners, Partnership funds shall not be commingled with those of any Person other than MajorCo, any Subsidiary of MajorCo in which MajorCo and MinorCo own, in the aggregate, directly or indirectly, one hundred percent (100%) of the outstanding equity interests and any wholly owned Subsidiary of the Partnership. The Partnership shall not lend or advance funds to, or guarantee any obligation of, a Partner or any Affiliate thereof without the prior written consent of all of the Partners.

     2.4  Partnership Borrowings.
          ----------------------

     In order to satisfy the Partnership's financial needs, the Partnership may, if so approved by the General Partner, borrow from banks, lending institutions or other unrelated third parties, and may pledge Partnership properties or the production of income therefrom to secure and provide for the repayment of such loans. The Partnership may borrow from its Partners on commercially reasonable terms.

     2.5  Other Matters.
          -------------

          (a) No Partner shall have the right to demand or, except as otherwise provided in Sections 4.1 and 8.2, receive a return of all or any part of its Capital Account or its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of all or any part of its Capital Account or Capital Contributions, no Partner shall have the right to receive Property other than cash.

          (b) The Limited Partner shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by any other agreements among the Partners or mandatory provisions of applicable state law, the Limited Partner shall not be required to lend any funds to the Partnership or to make any Capital Contributions other than its Original Capital Contribution to the Partnership.

          (c) No Partner shall have any personal liability for the repayment of any Capital Contributions of any other Partner.

          (d) No Partner shall be entitled to receive interest on its Capital Contributions or Capital Account except as otherwise specifically provided in this Agreement.


                            SECTION 3.  ALLOCATIONS

     3.1  Profits.
          -------

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits for any Allocation Year shall be allocated in the following order and priority:

          (a) First, to the General Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to
Section 3.5 for all prior Allocation Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 3.1(a) for all prior Allocation Years;

          (b) Second, to the General Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to Section 3.2(c) for all prior

Allocation Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 3.1(b) for all prior Allocation Years;

          (c) Third, to the Limited Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the Limited Partner pursuant to
Section 3.2(b) for all prior Allocation Years, over (ii) the cumulative Profits allocated to the Limited Partner pursuant to this Section 3.1(c) for all prior Allocation Years;

          (d) Fourth, to the General Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to Section 3.2(a) for all prior Allocation Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 3.1(d) for all prior Allocation Years;

          (e) Fifth, to the Limited Partner in an amount equal to the excess, if any, of (i) the cumulative Preferred Return through the last day of such Allocation Year over (ii) the cumulative Profits allocated to the Limited Partner pursuant to this Section 3.1(e) for all prior Allocation Years; and

          (f) The balance, if any, to the General Partner.

     3.2  Losses.
          ------

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4, and subject to Section 3.5, Losses for any Allocation Year shall be allocated in the following order and priority:

          (a) First, one hundred percent (100%) to the General Partner until its Capital Account is equal to zero;

          (b) Second, one hundred percent (100%) to the Limited Partner until its Capital Account is equal to zero; and

          (c) The balance, if any, one hundred percent (100%) to the General Partner.

     3.3  Special Allocations.
          -------------------

     The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback.  Except as otherwise provided in Section
              -----------------------
1.704-2(f) of the Regulations, notwithstanding any other provision of this
Section 3, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Partner shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback.  Except as otherwise provided in
              -------------------------------
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset.  In the event the Limited Partner
              -----------------------
unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-
                              -  -                     -  -
1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall
            -  -
be specially allocated to the Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Limited Partner as quickly as possible, provided that an
                                                               --------
allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

          (d) Gross Income Allocation.  In the event the Limited Partner has a
              -----------------------
deficit Capital Account at the end of any Allocation Year which is in excess of the amount the Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, the Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only
- - --------
if and to the extent that the Limited Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

          (e) Nonrecourse Deductions.  Nonrecourse Deductions for any Allocation
              ----------------------
Year shall be specially allocated among the Partners in proportion to their Percentage Interests.

          (f) Partner Nonrecourse Deductions.  Any Partner Nonrecourse
              ------------------------------
Deductions for any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (g) Section 754 Adjustments.  To the extent an adjustment to the
              -----------------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in
            -  -                       -  -
determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made
            -  -
in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
                                                   -  -

     3.4  Curative Allocations.
          --------------------

     The allocations set forth in Sections 3.3 and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1 and
3.2. In exercising its discretion under this Section 3.4, the General Partner shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(e) and 3.3(f).

     3.5  Loss Limitation.
          ---------------

     The Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be so allocated without causing (or increasing the amount of) the Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All Losses in excess of such limitation shall be allocated to the General Partner.

     3.6  Other Allocation Rules.
          ----------------------

          (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by a Required Majority Vote of the General Partner using any permissible method under Code
Section 706 and the Regulations thereunder.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Partnership income and loss for income tax purposes.

          (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of
Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Partnership profits are in proportion to their Percentage Interests.

          (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for the Limited Partner.

     3.7  Tax Allocations:  Code Section 704(c).
          -------------------------------------

     In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


                           SECTION 4.  DISTRIBUTIONS

     4.1  Available Cash.
          --------------

     Except as otherwise provided in Section 8.2, on the last Business Day of every calendar quarter (or more frequently as determined by the General Partner), the General Partner shall cause Available Cash, if any, to be distributed in the following amounts, order and priority:

          (a) First, one hundred percent (100%) to the Limited Partner in an amount equal to the excess, if any, of (i) the cumulative Preferred Return through the Business Day immediately preceding the date on which such distribution is made, over (ii) all prior distributions to the Limited Partner pursuant to this Section 4.1(a); and

          (b) Second, one hundred percent (100%) to the General Partner.

     4.2  Amounts Withheld.
          ----------------

     All amounts withheld pursuant to the Code or any provision of any state or local tax law from any payment or distribution to a Partner shall be treated as amounts paid or distributed to such Partner pursuant to this Section 4 for all purposes under this Agreement. The General Partner is authorized to withhold from payments and distributions to any Partner and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law.


                            SECTION 5.  MANAGEMENT

     5.1  Authority of the General Partner.
          --------------------------------

     The General Partner shall conduct the business and affairs of the Partnership, and all powers of the Partnership, except those specifically reserved to the Limited Partner by the Act or this Agreement, are hereby granted to and vested in the General Partner.

     5.2  Delegation.
          ----------

     The General Partner shall have the power to delegate authority to such officers, employees, agents and representatives of the Partnership as it may from time to time deem appropriate.

     5.3  Employees.
          ---------

     The General Partner will appoint the senior management of the Partnership and will establish policies and guidelines for the hiring of employees. The General Partner may adopt appropriate management incentive plans and employee benefit plans.

     5.4  Liability of Partners and Partnership Employees.
          -----------------------------------------------

     No Partner or former Partner, no Affiliate of any thereof, no partner, shareholder, director, officer, employee or agent of any of the foregoing, nor any officer or employee of the Partnership, shall be liable in damages for any act or failure to act in such Person's capacity as a Partner or otherwise on behalf of the Partnership or any of its Subsidiaries unless such act or omission constituted bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership or a Subsidiary thereof. Subject to Section 5.5, each Partner and former Partner, each Affiliate of any thereof, each partner, shareholder, director, officer, employee and agent of any of the foregoing, and each officer and employee of the Partnership, shall be indemnified and held harmless by the Partnership, its receiver or trustee from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Partner or otherwise involving such Person's activities on behalf of the Partnership or any of its Subsidiaries, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership or any of its Subsidiaries. Any indemnity by the Partnership, its receiver or trustee under this Section 5.4 shall be provided out of and to the extent of Partnership Property only.

     5.5  Indemnification.
          ---------------

     Any Person asserting a right to indemnification under Section 5.4 shall so notify the Partnership or the other Partners, as the case may be, in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnified Person shall give such notice promptly (but the failure to so notify shall not relieve the indemnifying Person from any liability which it otherwise may have to such indemnified Person hereunder except to the extent the indemnifying Person is actually prejudiced by such failure to notify). The indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified Person, if it notifies the indemnified Person in writing of its intention to do so within twenty (20) days of its receipt of such notice, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying

Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Partners shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person may not control the defense of any claim or demand that involves any material risk of the sale, forfeiture or loss of, or the creation of any lien (other than a judgment lien) on, any material property of the indemnified Person or could entail a risk of criminal liability to the indemnified Person, without the consent of such indemnified Person.

     The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Person (which shall not be unreasonably withheld), unless the indemnifying Person shall have been entitled to assume the defense thereof pursuant to this Section but failed to do so after the notice and in the manner provided in the preceding paragraph.

     The indemnifying Person may not without the consent of the indemnified Person agree to any settlement (i) that requires such indemnified Person to make any payment that is not indemnified hereunder, (ii) does not grant a general release to such indemnified Person with respect to the matters underlying such claim or action, or (iii) that involves the sale, forfeiture or loss of, or the creation of any lien on, any material property of such indemnified Person. Nothing contained in this Section 5.4 is intended to authorize the indemnifying Person, in connection with any defense or settlement as to which it has assumed control, to take or refrain from taking, without the consent of the indemnified Person, any action which would reasonably be expected to materially impair the indemnification of such indemnified Person hereunder or would require such indemnified Person to take or refrain from taking any action or to make any public statement, which such indemnified Person reasonably considers to materially adversely affect its interests.

     Upon the request of any indemnified Person, the indemnifying Person shall use reasonable efforts to keep such indemnified Person reasonably apprised of the status of those aspects of such defense controlled by the indemnifying Person and shall provide such information with respect thereto as such indemnified Person may reasonably request. If the defense is controlled by the indemnified Person, such indemnified Person, upon the request of the indemnifying Person, shall use reasonable efforts to keep the indemnifying Person reasonably apprised of the status of those aspects of such defense controlled by such indemnified Person and shall provide such information with respect thereto as the indemnifying Person may reasonably request.

     5.6  Temporary Investments.
          ---------------------

     All Property in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership or any wholly owned Subsidiary of the Partnership, maintained in such financial institutions as the General Partner shall determine, or shall be invested in accordance with the guidelines set forth in Schedule 5.7 to the MajorCo Agreement, or shall be left in escrow, and withdrawals shall be made only for Partnership purposes on such signature or signatures as the General Partner may determine from time to time.


                   SECTION 6.  ACCOUNTING, BOOKS AND RECORDS

     6.1  Accounting, Books and Records.
          -----------------------------

     The Partnership shall maintain at its principal office separate books of account for the Partnership which (i) shall fully and accurately reflect all transactions of the Partnership, all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with GAAP or, to the extent inconsistent therewith, in accordance with this Agreement and (ii) shall include all documents and other materials with respect to the Partnership's business as are usually entered and maintained by persons engaged in similar businesses. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly.

     6.2  Reports.
          -------

     The General Partner shall arrange for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Accountants. Without limiting the generality of the foregoing, the General Partner shall cause to be prepared and distributed to the Partners such financial reports of the Partnership as are necessary to allow the chief financial officer of the General Partner to comply with the provisions of
Section 11 of the MajorCo Agreement.

     6.3  Tax Returns and Information.
          ---------------------------

     MajorCo shall act as the "Tax Matters Partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) for any taxable year of the Partnership during which MajorCo was a General Partner for any portion thereof. The General Partner shall comply with the provisions of Section 11.3 of the MajorCo Agreement as such provisions relate to the tax matters partner of Subsidiaries of MajorCo.


                      SECTION 7.  TRANSFERS OF INTERESTS

     7.1  Restriction on Transfers.
          ------------------------

     No Partner shall Dispose of all or any portion of its Interest without the prior written consent of all of the Partners (a "Permitted Transfer").

     7.2  Prohibited Dispositions.
          -----------------------

     Any purported Disposition of all or any part of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Disposition that is
- - --------
not a Permitted Transfer (or if the General Partner, in its sole discretion, elects to recognize a Disposition that is not a Permitted Transfer), the Interest Disposed of shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Partnership.


                    SECTION 8.  DISSOLUTION AND WINDING UP

     8.1  Liquidating Events.
          ------------------

     The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

          (a) The sale of all or substantially all of the Property;

          (b) The sale by WirelessCo of all or substantially all of its property and the distribution to the Partnership of the proceeds of such sale to which the Partnership is entitled;

          (c) The written consent of all of the Partners to dissolve, wind up, and liquidate the Partnership;

          (d) The withdrawal of a General Partner, the assignment by a General Partner of its entire Interest or any other event that causes a General Partner to cease to be a general partner under the Act, provided that any such event
                                                --------
shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 8.1.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 8.1(d), the Partnership shall not be dissolved or required to be wound up if (x) at the time of such event there is at least one remaining General Partner and that General Partner carries on the business of the Partnership (any such remaining General Partner being hereby authorized to carry on the business of the Partnership), or (y) at the time of such event there are at least two (2) Partners and, within ninety (90) days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

     8.2  Winding Up.
          ----------

          (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, this Agreement shall continue in full force and effect until such time as the Partnership's Property has been distributed pursuant to this Section 8.2 and the Certificate has been cancelled in accordance with the Act. The General Partner shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the Partnership's Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

               (i) First, to the payment of all of the Partnership's debts and liabilities to creditors other than the Partners and to the payment of the expenses of liquidation;

               (ii) Second, to the payment of all of the Partnership's debts and liabilities to the Partners; and

               (iii) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

          (b) In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this
Section 8.2 may be:

               (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Section 8.2; or

               (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld
                                                     --------
amounts shall be distributed to the Partners as soon as practicable.

Each Partner agrees that by accepting the provisions of this Section 8.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, such Partner expressly waives any right which it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership
                        -----------
in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

     8.3  Compliance With Certain Requirements of Regulations; Deficit Capital
          --------------------------------------------------------------------
          Accounts.
          --------

     In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made
                                      -
pursuant to this Section 8 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if a
                                                      -  -
General Partner's Capital Account has any deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).
                  -  -

     8.4  Deemed Distribution and Recontribution.
          --------------------------------------

     Notwithstanding any other provision of this Section 8, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of
                                                                          -
the Regulations but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have distributed the Property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if the General Partner's Capital Account has a deficit balance that it would be required to restore pursuant to Section 8.3 (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the Partners shall be deemed to have recontributed the Property to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

     8.5  Rights of Partners.
          ------------------

     Except as otherwise provided in this Agreement, (a) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations. If, after the Partnership ceases to exist as a legal entity, a Partner is required to make a payment to any Person on account of any activity carried on by the Partnership, such paying Partner shall be entitled to reimbursement from each other Partner consistent with the manner in which the economic detriment of such payment would have been borne had the amount been paid by the Partnership immediately prior to its cessation.


                           SECTION 9.  MISCELLANEOUS

     9.1  Notices.
          -------

     Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as follows, or to such other address or number as such Person may from time to time specify by notice to the Partners:

          (a) If to the Partnership, to the General Partner at the address or number set forth in Schedule 2.1; and

          (b) If to a Partner, to the address or number set forth in Schedule
2.1.

Any Person may from time to time specify a different address by notice to the Partnership and the Partners. All notices and other communications given to a Person in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

     9.2  Binding Effect.
          --------------

     Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

     9.3  Construction.
          ------------

     This Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

     9.4  Time.
          ----

     Time is of the essence with respect to this Agreement.

     9.5  Table of Contents; Headings.
          ---------------------------

     The table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

     9.6  Severability.
          ------------

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Partners, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Partners, the Partners will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     9.7  Incorporation by Reference.
          --------------------------

     Every exhibit and other appendix (other than schedules) attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

     9.8  Further Action.
          --------------

     Each Partner, upon the reasonable request of the General Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

     9.9  Governing Law.
          -------------

     The internal laws of the State of Delaware (without regard to principles of conflict of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     9.10  Waiver of Action for Partition; No Bill For Partnership Accounting.
           ------------------------------------------------------------------

     Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property; provided that the
                                                          --------
foregoing shall not be construed to apply to any action by a Partner for the enforcement of its rights under this Agreement. Each Partner waives its right to seek a court decree of dissolution (other than a dissolution in accordance with Section 8) or to seek appointment of a court receiver for the Partnership as now or hereafter permitted under applicable law. To the fullest extent permitted by law, each Partner covenants that it will not file a bill for Partnership accounting.

     9.11  Counterpart Execution.
           ---------------------

     This Agreement may be executed in any number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     9.12  Sole and Absolute Discretion.
           ----------------------------

     Except as otherwise provided in this Agreement, all actions which the General Partner may take and all determinations which the General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the General Partner.

     9.13  Specific Performance.
           --------------------

     Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

     9.14  Entire Agreement.
           ----------------

     The provisions of this Agreement set forth the entire agreement and understanding between the Partners as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Partners relating to the subject matter hereof.

     9.15  Limitation on Rights of Others.
           ------------------------------

     Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Partners any legal or equitable right, remedy or claim under or in respect of this Agreement.

     9.16  Waivers; Remedies.
           -----------------

     The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Partner in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     9.17  Jurisdiction; Consent to Service of Process.
           -------------------------------------------

          (a) Each Partner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement, or for recognition or enforcement of any judgment, and each Partner hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

          (b) Each Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Partnership or this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Partner.

           (c) Each Partner irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided
                                                                      --------
that such service shall be deemed to have been given only when actually received by such Partner. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

     9.18  Waiver of Jury Trial.
           --------------------

     Each Partner waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to the Partnership or this Agreement.

     9.19  No Right of Set-Off.
           -------------------

     No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement, any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

     9.20  Amendment.
           ---------

     This Agreement may be modified or amended only by a written amendment signed by all of the Partners.



                    [SIGNATURES FOLLOW ON A SEPARATE PAGE]

          IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership of MajorCo Sub, L.P. as of the date first above set forth.


                              MAJORCO, L.P.,
                              General Partner

                              By:  Sprint Spectrum, L.P., a General Partner

                              By: /s/ Don A. Jensen
                                  _________________________________________

                             Title: Vice President
                                    _______________________________________


                              MINORCO, L.P.,
                              Limited Partner

                              By:  Sprint Spectrum, L.P.,
                                   a General Partner



                              By: /s/ Don A. Jensen
                                  _________________________________________

                             Title: Vice President
                                  _________________________________________

                                 SCHEDULE 2.1
                                 ------------


               ORIGINAL CAPITAL CONTRIBUTIONS; NOTICE ADDRESSES
               ------------------------------------------------


                                         Original
Partner                             Capital Contribution
- - -------                             --------------------


MajorCo, L.P.                       A 98.9824095% partnership
9221 Ward Parkway                   interest in WirelessCo,
Suite 100                           with an initial Gross Asset
Kansas City, Missouri 64114         Value of $486,356,764.00
Telecopy: 913-624-6897

MinorCo, L.P.                       $5,000,000.00
9221 Ward Parkway
Suite 100
Kansas City, Missouri 64114
Telecopy: 913-624-6897